November 5, 2002



OFIS Filer Support
SEC Operations Center
Mail Stop 0-7
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Alexandria, VA 22312



			Re: 	Tenneco Automotive Inc.
				Amendment No. 3 to Schedule 13D
				CUSIP # 880349105



Gentlemen:

	Attached please find the electronic filing of our Amendment No. 3 to Schedule 13D with respect to Tenneco Automotive Inc.


 Sincerely,



James E. McKee
General Counsel



Enclosure (s)
JEM/fa